1. This statement is being filed by The Goldman Sachs Group, Inc. ("GS Group"), Goldman, Sachs & Co. ("Goldman Sachs"), GS Direct, L.L.C. ("GS Direct"), Goldman Sachs Investment Partners Master Fund, L.P. ("GSIP Master"), Goldman Sachs Investment Partners GP, LLC ("GSIP GP"), Goldman Sachs Private Equity Concentrated Healthcare Fund Offshore Holdings, L.P. ("GS PE Healthcare Fund"), Goldman Sachs Private Equity Concentrated Healthcare Offshore Advisors, Inc. ("GS PE Healthcare Advisors"), Goldman Sachs Private Equity Partners 2004, L.P. ("GS PEP 2004"), Goldman Sachs PEP 2004 Advisors, L.L.C. ("GS PEP 2004 Advisors"), Goldman Sachs Private Equity Partners 2004 Offshore Holdings, L.P. ("GS PEP 2004 Offshore"), Goldman Sachs PEP 2004 Offshore Holdings Advisors, Inc. ("GS PEP 2004 Offshore Advisors"), Goldman Sachs Private Equity Partners 2004 Direct Investment Fund, L.P. ("GS PEP 2004 Direct"), Goldman Sachs PEP 2004 Direct Investment Advisors, L.L.C. ("GS PEP 2004 Direct Advisors"), Goldman Sachs Private Equity Partners 2004 Employee Fund, L.P. ("GS PEP 2004 Employee"), Goldman Sachs PEP 2004 Employee Funds GP, L.L.C. ("GS PEP 2004 Employee Funds"), GS Private Equity Partners 2002 Direct Investment Fund, L.P. ("GS PEP 2002 Direct"), GS PEP 2002 Direct Investment Advisors, L.L.C. ("GS PEP 2002 Direct LLC"), Multi-Strategy Holdings, L.P. ("Multi-Strategy LP") and Multi-Strategy Holdings Offshore Advisors, Inc. ("Multi-Strategy Advisors", and together with GS Direct, GSIP Master, GSIP GP, GS PE Healthcare Fund, GS PE Healthcare Advisors, GS PEP 2004, GS PEP 2004 Advisors, GS PEP 2004 Offshore, GS PEP 2004 Offshore Advisors, GS PEP 2004 Direct, GS PEP 2004 Direct Advisors, GS PEP 2004 Employee, GS PEP 2004 Employee Funds, GS PEP 2002 Direct, GS PEP 2002 Direct LLC and Multi-Strategy LP, the "Investing Entities", and together with GS Group and Goldman Sachs, the "Reporting Persons"). Due to the electronic system's limitation of 10 Reporting Persons per joint filing, this statement is being filed in duplicate. Each Reporting Person disclaims beneficial ownership of the securities reported herein except to the extent of its pecuniary interest therein.

2. Goldman Sachs is a wholly-owned subsidiary of GS Group. Affiliates of Goldman Sachs and GS Group are the general partner, managing general partner, managing partner, managing member or member of the Investing Entities other than GS Direct. GS Group is the sole member, and Goldman Sachs is the manager, of GS Direct.

3. GS Group and Goldman Sachs may each be deemed to beneficially own indirectly 553,845 shares of Class A common stock, par value $0.001 per share (the "Class A Common Stock"), of Globus Medical, Inc. (the "Company"), by reason of the direct beneficial ownership by certain of the Investing Entities of such shares.

4. GS Group and Goldman Sachs may each be deemed to beneficially own indirectly 7,089,681 shares of the Class A Common Stock of the Company, by reason of the direct beneficial ownership by certain of the Investing Entities of 7,089,681 shares of Series E preferred stock, par value $0.001 per share (the "Series E Preferred Stock").

5. Each share of Series E Preferred Stock automatically converts upon the closing of the initial public offering of the Company's Class A Common Stock (the "IPO") into one share of Class B Common Stock, par value $0.001 per share (the "Class B Common Stock"), after giving effect to the 3.25-to-1 reverse stock split of the Companys Class A Common Stock and Class B Common Stock and the waiver by the holders of the Company's Series E Preferred Stock to receive additional shares of Class B Common Stock. Subsequently, each share of Class B Common Stock will automatically convert into one share of Class A Common Stock upon the closing of the IPO as described in the Company's registration statement filed with the Securities and Exchange Commission on July 23, 2012 (the "S-1").

6. GS Direct owns directly 276,923 shares of Class A Common Stock. GSIP Master owns directly 166, 153 shares of Class A Common Stock, which may be deemed to be beneficially owned indirectly by GSIP Master's general partner, GSIP GP. GS PE Healthcare Fund owns directly 110,769 shares of Class A Common Stock, which may be deemed to be beneficially owned indirectly by GS PE Healthcare Fund's general partner, GS PE Healthcare Advisors.

7. GS Direct may be deemed to beneficially own 3,544,842 shares of Class A Common Stock, by reason of GS Direct's direct ownership of 3,544,842 shares of Series E Preferred Stock. GSIP Master and its general partner, GSIP GP, may be deemed to beneficially own 2,126,905 shares of Class A Common Stock, by reason of GS Master's direct ownership of 2,126,905 shares of Series E Preferred Stock. GS PEP 2004 and its general partner, GS PEP 2004 Advisors, may be deemed to beneficially own 85,964 shares of Class A Common Stock, by reason of GS PEP 2004's direct ownership of 85,964 shares of Series E Preferred Stock. GS PEP 2004 Offshore and its general partner, GS PEP 2004 Offshore Advisors, may be deemed to beneficially own 559,254 shares of Class A Common Stock, by reason of GS PEP 2004 Offshore's direct ownership of 559,254 shares of Series E Preferred Stock. GS PEP 2004 Direct and its general partner, GS PEP 2004 Direct Advisors, may be deemed to beneficially own 386,284 shares of Class A Common Stock, by reason of GS PEP 2004 Direct's direct ownership of 386,284 shares of Series E Preferred Stock. GS PEP 2004 Employee and its general partner, GS PEP 2004 Employee Funds, may be deemed to beneficially own 134,964 shares of Class A Common stock, by reason of GS PEP 2004 Employee's direct ownership of 134,964 shares of Series E Preferred Stock. GS PEP 2002 Direct and its general partner, GS PEP 2002 Direct LLC, may be deemed to beneficially own 91,177 shares of Class A Common Stock, by reason of GS PEP 2002 Direct's direct ownership of 91,177 shares of Series E Preferred Stock. Multi-Strategy LP and its general partner, Multi-Strategy Advisors, may be deemed to beneficially own 160,291 shares of Class A Common Stock, by reason of Multi-Strategy LP's direct ownership of 160,291 shares of Series E Preferred Stock.